Exhibit 10.1

EMPLOYMENT AGREEMENT

雇佣协议

This Employment Agreement (the “Agreement”) is entered into effective as of [date], by and between AoChuang Holdings, Inc., a Cayman Islands company (the “Company”), and [*], an individual residing at the address set forth on Schedule A hereto (the “Executive”). Should there be any conflict between the English language provisions and the Chinese translations in this document, the English language portion filed by the US Securities and Exchange Commission (the “SEC”) shall govern.

本雇佣协议(下称“协议”)由开曼群岛公司奥创控股有限公司(下称“公司”)与居住在本协议附件A所列地址的个人[*](下称“高管”)于[*]年[*]月[*]日签订。本协议中若中文与英文有翻译区别，将以美国证券交易委员会(下称“SEC”)备案的英文内容为准。

INTRODUCTION

介绍

WHEREAS, the Company is in the business of the sale of cars and automotive parts devices through its China-based operating entity, Hainan Auchuang New Energy Development Co., Ltd. and China-based holding subsidiaries of Hainan Auchuang New Energy Development Co., Ltd. (the “Business”);

本公司通过其设在中国的运营实体海南奥创新能源发展有限公司及海南奥创新能源发展有限公司设在中国的控股子公司从事汽车及零配件销售业务(下称“业务”)；

WHEREAS, the Company wishes to employ the Executive under the title and capacity set forth on Schedule A hereto; and

公司希望以本协议附件A所列的头衔和能力聘用该高管；而且

WHEREAS, the Executive desires to be employed by the Company in such capacity, subject to the terms of this Agreement.

根据本协议的条款，高管同意以该等身份受雇于公司。

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual promises herein below set forth, the parties hereby agree as follows:

因此，鉴于本协议如下所述的前提和相互承诺，双方现达成如下协议:

1.	Employment Period

聘任期

The initial term of the Executive’s employment by the Company (directly or through its wholly-owned subsidiaries) pursuant to this Agreement shall commence upon the date hereof (the “Effective Date”) and shall continue for that period of calendar months from the Effective Date set forth on Schedule A hereto (the “Employment Period”). Thereafter, the Employment Period shall automatically renew for successive periods of [one (1) year] each, unless either party shall have given to the other at least [thirty (30) days’] prior written notice of their intention not to renew the Executive’s employment prior to the end of the Employment Period or the then applicable renewal term, as the case may be. In any event, the Employment Period may be terminated as provided herein.

在聘任期间，高管根据本协议(直接或通过其全资子公司)受雇于本公司的初始期限应自本协议签订之日(下称“生效日”)开始，并应持续至本协议附件A规定的生效日起的日历月期间(下称“聘用期”)。此后，聘任期将自动连续延长[一(1)年]，除非任何一方在聘任期或当时适用的续约期限(视情况而定)结束前，至少提前[三十(30)天]书面通知另一方其不打算续聘高管。在任何情况下，聘期均可按本合同规定终止。

2.	Employment; Duties

聘用；职责

a.	Subject to the terms and conditions set forth herein, the Company hereby employs the Executive to act for the Company during the Employment Period in the capacity set forth on Schedule A hereto, and the Executive hereby accepts such employment. The duties and responsibilities of the Executive shall include such duties and responsibilities appropriate to such office and as are normally associated with and appropriate for such position and as the Company’s board of directors (the “Board”) may from time to time reasonably assign to the Executive.

根据本协议中规定的条款和条件，公司特此聘用该名高管，在聘用期内以本协议附件A所列的身份代表公司行事，该名高管特此接受该等聘用。高管的职责应包括与该等职务相适应的、通常与该等职务相关联的、与该等职务相适合的、以及公司董事会(下称“董事会”)不时合理分配给该等高管的职责和责任。

b.	Executive recognizes that during the period of Executive’s employment hereunder, Executive owes an undivided duty of loyalty to the Company, and Executive will use Executive’s good faith efforts to promote and develop the business of the Company and its subsidiaries (the Company’s subsidiaries from time to time, together with any other affiliates of the Company, the “Affiliates”). Executive shall devote all of Executive’s business time, attention and skills to the performance of Executive’s services as an executive of the Company. Recognizing and acknowledging that it is essential for the protection and enhancement of the brand name, reputation and business of the Company and the goodwill pertaining thereto, Executive shall perform the Executive’s duties under this Agreement professionally, in accordance with the applicable laws, rules and regulations and such standards, policies and procedures established by the Company and the industry from time to time.

高管确认，在执行人员受雇期间，执行人员对公司负有不可分割的忠诚义务，执行人员将利用其善意努力促进和发展公司及其子公司(公司的子公司，以及公司的任何其他关联公司，下称“关联公司”)的业务。执行人员应将其所有业务时间、注意力和技能用于执行人员作为公司执行人员的服务。执行人员认识到并认识到，这对保护和增强公司的品牌名称、声誉和业务以及与之相关的商誉至关重要，因此，执行人员应根据适用的法律、规则和规章，以及公司和行业不时制定的此类标准、政策和程序，专业地履行本协议项下的执行人员职责。

c.	However, the parties agree that: (i) Executive may devote a reasonable amount of his time to civic, community, or charitable activities and may serve as a director of other corporations (provided that any such other corporation is not a competitor of the Company, as determined by the Board) and to other types of business or public activities not expressly mentioned in this paragraph and (ii) Executive may participate as a non-employee director and/or investor in other companies and projects as disclosed by Executive to, and approved by, the Board, so long as Executive’s responsibilities with respect thereto do not conflict or interfere with the faithful performance of his duties to the Company.

然而，各方同意：(i) 高管可以合理地将他的时间用于公民、社区或慈善活动，并且可以担任其他公司的董事（前提是董事会确认任何此类其他公司不是公司的竞争对手），以及从事本段中未明确提及的其他类型的业务或公共活动；和(ii) 经高管向董事会披露并经董事会批准，高管可以作为其他公司或项目的非雇员董事和/或投资者，只要执行人员在这方面的责任不冲突或干扰其忠实履行对公司的职责。

3.	Place of Employment

工作地点

The Executive’s services shall be performed at the Company’s offices located at No. 63-1, Nanhai Avenue, Longhua District, Haikou, Hainan Province, PRC, at any other location at which the Company now or hereafter has a business facility, at employee’s home office, or at any other location where Executive’s presence is necessary to perform his duties. The parties acknowledge that the Executive may be required to travel in connection with the performance of his duties hereunder.

高管的工作位于中国海南省海口市龙华区南海大道63号-1的公司办公室、公司现在或以后有业务设施的任何其他地点、员工的家庭办公室，或高管为履行其职责需要前往的任何其他地点进行。双方承认，高管可能因履行其在本协议项下的职责而被要求出差。

4.	Base Salary

基本工资

The Executive shall be entitled to receive a salary from the Company during the Employment Period at a rate per year indicated on Schedule A hereto (the “Base Salary”), which Base Salary shall commence following execution of this Agreement and approval by the Board. Once the Board has established the Base Salary, such Base Salary shall be payable in monthly installments in accordance with the Company’s customary payroll practices. The Executive’s Base Salary may be increased on each anniversary of the Effective Date, at the Board’s sole discretion. The Executive shall be entitled to receive salary from either the Company or any of its direct and indirect subsidiaries whose financial statements are consolidated as part of the Company’s (i.e. the Company’s wholly-owned or majority-owned subsidiaries).

在聘期内，高管有权从公司领取本协议附件A中规定的年薪(下称“基本工资”)，该基本工资将在本协议签署并经董事会批准后开始发放。一旦董事会制定了基本工资，该基本工资应按照公司的薪资惯例，按月分期支付。高管的基本工资可在生效日的每一周年增加，由董事会全权决定。高管的薪酬可由公司支付，或者由其中一个财务报表合并成公司的财务报表的、直接或间接的子公司（即公司的直接的或间接的全资或控股子公司）支付。

5.	Bonus

奖金

a.	The Executive shall be eligible to receive cash bonuses (the “Cash Bonus”) as determined by the Board at its sole discretion.

高管有资格获得现金奖金(下称“现金奖金”)，该奖金应根据董事会全权酌情。

b.	The Executive shall be eligible to participate in any other bonus or incentive program established by the Company for executives of the Company.

高管有资格参加公司为公司高管设立的任何其他奖金或激励计划。

6.	Other Benefits

其他福利

a.	Insurance and Other Benefits. During the Employment Period, the Executive and the Executive’s dependents shall be entitled to participate in any Company insurance programs and any applicable benefit plans, as the same may be adopted and/or amended from time to time (the “Benefits”). The Executive shall be bound by all of the policies and procedures relating to Benefits established by the Company from time to time.

保险和其他福利：在聘期内，高管及其受扶养人有权参加公司可能不时采用和/或修改的任何保险计划和任何适用的福利计划(下称“福利”)。高管应受公司不时制定的与福利有关的所有政策和程序的约束。

b.	Vacation; Personal Days. During the Employment Period, the Executive shall be entitled to an annual vacation of such duration consistent with the Company’s policies from time to time, as determined by the Board. The Executive shall be entitled to paid personal days on a basis consistent with the Company’s other senior executives, as determined by the Board.

休假/个人时间：在聘期内，高管有权享受由董事会不时决定的与公司政策相一致的年假。高管有权享有由董事会决定的与公司其他高级管理人员一致的带薪事假。

c.	Expense Reimbursement. The Company shall reimburse the Executive for all reasonable business, promotional, travel and entertainment expenses (“Reimbursable Expenses”) incurred or paid by the Executive during the Employment Period in the performance of Executive’s services under this Agreement on a basis consistent with the Company’s other senior executives, as determined by the Board, provided that the Executive furnishes to the Company appropriate documentation required by the relevant taxing authorities in a timely fashion in connection with such expenses and shall furnish such other documentation and accounting as the Company may from time to time reasonably request.

费用报销：公司应按照董事会确定的与公司其他高级管理人员一致的标准，向高管报销在聘用期间为高管履行本协议项下的服务而发生或支付的所有合理的业务、宣传、差旅和娱乐费用(下称“可报销费用”)。但高管应及时向公司提供有关税务机关要求的有关费用的适当文件，并应提供公司不时合理要求的其他文件和账单。

7.	Termination; Compensation Due Upon Termination of Employment

终止雇佣；终止雇佣时应支付的补偿

The Executive’s right for periods after the date his employment with the Company terminates shall be determined in accordance with the provisions of paragraphs a through e below.

高管在其与公司的雇佣终止之日后的权利应根据下文a至e段的规定确定。

a.	Voluntary Resignation; Termination without Cause.

自愿辞职；无故终止。

(i)	Voluntary Resignation. The Executive may terminate his employment at any time upon [thirty (30) days] prior written notice to the Company. In the event of the Executive’s voluntary termination of employment other than for Good Reason (as defined below), the Company shall have no obligation to make payments to the Executive in accordance with the provisions of Sections 4 or 5, except as otherwise required by this Agreement or by applicable law, to provide the benefits described in Section 6 for periods after the date on which the Executive’s employment with the Company terminates due to the Executive’s voluntary resignation, except for the payment of the Executive’s Base Salary accrued through the date of such resignation.

自愿辞职：高管可在提前[三十(30)天]书面通知公司后，随时终止雇佣关系。如果高管自愿终止雇佣关系，除非出于正当理由(定义如下)，除本协议或适用法律另有规定外，公司无义务根据本协议第4或第5条的规定向高管支付款项，在高管因自愿辞职而终止与公司的雇佣关系之日之后的一段时间内提供本协议第6条所述的福利。但截至辞职日期应计的高管基本薪金除外。

(ii)	Termination without Cause.
无故终止

(A)	If the Executive’s employment is terminated by the Company without Cause (as defined below): (a) the Company shall (1) continue to pay the Executive the Base Salary (at the rate in effect on the date the Executive’s employment is terminated) until the end of the Severance Period (as defined below), (2) with respect to the Cash Bonus, to the extent the milestones set by the Board are achieved or, in the absence of milestones, the Board has, in its sole discretion, otherwise determined an amount for the Executive’s bonus for the current Employment Period, pay the Executive a pro rata portion of the Cash Bonus for the year of the Employment Period on the date such Cash Bonus would have been payable to the Executive had the Executive remained employed by the Company, and (3) pay any other accrued compensation and Benefits; and (b) any of the Executive’s unvested stock options, if applicable, shall automatically vest upon the Executive’s termination without Cause. The Executive shall have no further rights under this Agreement or otherwise to receive any other compensation or benefits after such termination of employment.

如果公司无故终止高管的雇佣(定义如下)：(a)公司应(1)继续向高管支付基本工资(按高管解聘之日生效的费率)，直至解聘期(定义见下文)结束，(2)就现金奖金而言，在达到里程碑的情况下，或在没有里程碑的情况下，董事会可自行决定高管在当前聘期的奖金数额，如果高管仍被公司聘用，则该等现金奖金将在本应支付给高管的日期支付该等现金奖金的按比例部分，并(3)支付任何其他应计薪酬和福利；以及(b)在高管无故解约后，任何高管未应得的股票期权（如有）应自动授予。高管在本协议项下没有进一步的权利，在雇佣关系终止后，高管也无权获得任何其他补偿或福利。

(B)	If, following a termination of employment without Cause, the Executive breaches the provisions of Sections 8, 9 or 10 hereof, the Executive shall not be eligible, as of the date of such breach, for the payments and benefits described in Section 7(a)(ii)(A) above, and any and all obligations and agreements of the Company with respect to such payments shall thereupon cease.

如果在无故终止雇佣后，高管违反了本协议第8、9或10条的规定，则自该等违约之日起，高管将没有资格获得上述第7.a.(ii)(A)条所述的付款和福利，公司关于该等付款的任何和所有义务和协议将随之终止。

b.	Discharge for Cause. Upon written notice to the Executive, the Company may terminate the Executive’s employment for “Cause” if any of the following events shall occur:

因原因解雇：在书面通知高管后，如果发生以下任何事件，公司可以“原因”终止高管的聘用：

(i)	any act or omission that constitutes a material breach by the Executive of any of his obligations under this Agreement;

高管严重违反其在本协议项下的任何义务的任何作为或不作为；

(ii)	the willful and continued failure or refusal of the Executive to satisfactorily perform the duties reasonably required of him as an employee of the Company;

高管故意且持续未能或拒绝令人满意地履行作为公司雇员合理要求他履行的职责；

(iii)	the Executive’s conviction of, or plea of nolo contendere to, (A) any felony or (B) a crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations;

高管因以下事项的被定罪或抗辩：(A)任何重罪或(B)涉及不诚实或道德败坏或可能对公司产生负面影响或以其他方式损害或阻碍公司运营的罪行；

(iv)	the Executive’s engaging in any misconduct, negligence, act of dishonesty (including, without limitation, theft or embezzlement), violence, threat of violence or any activity that could result in any violation of federal securities laws, in each case, that is injurious to the Company or any of its Affiliates;

高管从事任何不当行为、疏忽、不诚实行为(包括但不限于盗窃或贪污)、暴力、暴力威胁或可能导致违反联邦证券法的任何活动，且在每种情况下对公司或其任何关联公司造成损害；

(v)	the Executive’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company;

高管严重违反公司的书面政策或适用于公司的任何政府或监管机构的规则；

(vi)	the Executive’s refusal to follow the directions of the Board, unless such directions are, in the written opinion of legal counsel, illegal or in violation of applicable regulations;

高管拒绝遵从董事会的指示，除非该等指示在法律顾问的书面意见中属非法或违反适用的规例；

(vii)	any other willful misconduct by the Executive which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates, or

高管的任何其他故意不当行为，对公司或其任何关联公司的财务状况或商业声誉造成重大损害，或

(viii)	the Executive’s breach of his obligations under Section 8, 9 or 10 hereof.

高管违反其在本协议第8、9或10条规定的义务。

In the event Executive is terminated for Cause, the Company shall have no obligation to make payments to Executive in accordance with the provisions of Sections 4 or 5, or, except as otherwise required by law, to provide the benefits described in Section 6, for periods after the Executive’s employment with the Company is terminated on account of the Executive’s discharge for Cause except for the Executive’s then applicable Base Salary accrued through the date of such termination.

如果高管因原因被解雇，公司无义务根据第4或第5条的规定向高管付款，或在高管因原因被解雇而被公司终止雇佣后的一段时间内(法律另有规定的除外)提供第6条所述的福利，但高管在该等解雇之日之前应计的当时适用的基本工资除外。

c.	Disability. The Company shall have the right, but shall not be obligated to, terminate the Executive’s employment hereunder in the event the Executive becomes disabled such that he is unable to discharge his duties to the Company for a period of ninety (90) consecutive days or one hundred twenty (120) days in any one hundred eighty (180) consecutive day period (unless longer periods are not required under applicable local labor regulations) (the “Permanent Disability”). In the event of a termination of employment due to a Permanent Disability, the Company shall be obligated to continue to make payments to the Executive in an amount equal to the then applicable Base Salary for the Severance Period (as defined below), payable in the form of salary continuation for the applicable Severance Period after the Executive’s employment with the Company is terminated due to a Permanent Disability. A determination of a Permanent Disability shall be made by a physician satisfactory to both the Executive and the Company; provided, however, that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and those two physicians together shall select a third physician, whose determination as to a Permanent Disability shall be binding on all parties.

残疾：如果高管发生残疾，以致其在连续九十(90)天内或在任何一百八十(180)天内连续一百二十(120)天内无法履行其在公司的职责(除非根据适用的当地劳动法规不要求更长时间)(下称“永久性残疾”)，公司有权但无义务终止其在本协议项下的雇佣关系。如果因永久性残疾终止雇佣关系，公司有义务继续向高管支付相当于当时适用遣散期(定义如下)基本工资的金额，在高管因永久性残疾终止与公司的雇佣关系后，以适用的离职期工资延续的形式支付。永久性残疾的判定应由高管和公司双方都满意的医生作出；但是，如果高管与公司未商定一名医生，则高管与公司应各自选择一名医生，而这两名医生应共同选择第三名医生，其对永久性残疾的判定对各方均具有约束力。

d.	Death. The Executive’s employment hereunder shall terminate upon the death of the Executive. The Company shall have no obligation to make payments to the Executive in accordance with the provisions of Sections 4 or 5, or, except as otherwise required by law or the terms of any applicable benefit plan, to provide the benefits described in Section 6 for periods after the date of the Executive’s death except for then applicable Base Salary earned and accrued through the date of death, payable to the Executive’s beneficiary, as the Executive shall have indicated in writing to the Company (or if no such beneficiary has been designated, to Executive’s estate).

死亡：高管在本协议项下的雇用应在高管死亡时终止。本公司无义务根据第4或第5条的规定向高管付款，或(除非法律或任何适用的福利计划条款另有规定)在高管死亡之日后向高管的受益人提供第6条所述的福利，但截至死亡之日已获得和应计的当时适用的基本工资除外。如高管已以书面形式向公司指明(或如未指定该等受益人，则按高管的遗产)。

e.	Termination for Good Reason. The Executive may terminate this Agreement at any time for Good Reason. In the event of termination under this paragraph (e), the Company shall pay to the Executive severance in an amount equal to the Executive’s then applicable Base Salary for a period equal to the number of months set forth on Schedule A hereto (the “Severance Period”), subject to the Executive’s continued compliance with Sections 8, 9 and 10 of this Agreement, payable in the form of salary continuation for the applicable Severance Period following the Executive’s termination, and subject to the Company’s regular payroll practices and required withholdings. Such severance shall be reduced by any cash remuneration paid to the Executive because of the Executive’s employment or self-employment during the Severance Period. The Executive shall continue to receive all Benefits (either through the Company or an Affiliate) during the Severance Period. The Executive shall have no further rights under this Agreement or otherwise to receive any other compensation or benefits after such resignation. For the purposes of this Agreement, “Good Reason” shall mean any of the following (without Executive’s express written consent):

有正当理由的终止：高管可在任何时候以正当理由终止本协议。如果根据本e)段终止，公司应向高管支付相当于其当时适用的基本工资的遣散费，期限与本协议附件A中规定的月数相等(下称“遣散期”)，前提是高管继续遵守本协议第8、9和10条，在高管终止后，以适用遣散期的工资延续的形式支付。并根据公司的正常工资制度和要求的预提。该等遣散费须扣除因高管在遣散期内受雇或自雇而支付给高管的任何现金酬金。在遣散期间，高管应继续获得所有福利(通过本公司或关联公司)。高管在该等人员辞职后，在本协议项下或以其他方式获得任何其他补偿或福利的权利将不复存在。就本协议而言，“充分理由”系指以下任何一项(未经高管明确书面同意)：

(i)	the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Effective Date;

向行政人员指派的职责与其在生效日期所承担的职责有显著不同，并导致其在生效日期所承担的职责大幅减少;

(ii)	removal of the Executive from his position as indicated on Schedule A hereto, or the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed under this Agreement, within twelve (12) months after a Change of Control (as defined below);

在控制权变更(定义见下文)后的十二(12)个月内，解除本协议附件A所示的高管职务，或向高管分配与其在本协议项下所承担的职责明显不同并导致其大幅减少的职责；

(iii)	a reduction by the Company in the Executive’s then applicable Base Salary or other compensation, unless said reduction is pari passu with other senior executives of the Company;

公司削减高管当时适用的基本工资或其他薪酬，除非该削减与公司其他高级管理人员相同;

(iv)	the taking of any action by the Company that would, directly or indirectly, materially reduce the Executive’s benefits, unless said reductions are pari passu with other senior executives of the Company; or

公司采取任何直接或间接实质性减少高管福利的行动，除非所述削减与公司其他高管同等;或

(v)	a breach by the Company of any material term of this Agreement that is not cured by the Company within thirty (30) days following receipt by the Company of written notice thereof.

公司违反本协议的任何重要条款，而公司在收到书面通知后三十(30)天内未予以纠正

For purposes of this Agreement, “Change of Control” shall mean the occurrence of any one or more of the following: (i) the accumulation, whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% or more of the shares of the outstanding equity securities of the Company, (ii) a merger or consolidation of the Company in which the Company does not survive as an independent company or upon the consummation of which the holders of the Company’s outstanding equity securities prior to such merger or consolidation own less than 50% of the outstanding equity securities of the Company after such merger or consolidation, or (iii) a sale of all or substantially all of the assets of the Company; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: (A) any acquisitions of common stock or securities convertible into common stock directly from the Company, or (B) any acquisition of common stock or securities convertible into common stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

就本协议而言，“控制权变更”系指下列任何一种或多种情况的发生：(i)任何个人、实体或团体(在经修订的《1934年证券交易法》第13(d)(3)条或第14(d)(2)条所指的范围内)直接、间接、实益或有记录地积累公司已发行股本证券50%或以上的股份；(ii)公司的合并或合并，而在该等合并或合并中，公司不能作为独立公司存活下来，或在该等合并或合并完成后，公司未清偿权益证券的持有人在该等合并或合并后，持有公司未清偿权益证券的比例不足50%，或(iii)出售公司全部或几乎全部资产；但就本协议而言，以下收购不构成控制权变更：(A)直接从公司收购普通股或可转换为普通股的证券，或(B)通过公司赞助或维持的任何员工福利计划(或相关信托)收购普通股或可转换为普通股的证券。

f.	Notice of Termination. Any termination of employment by the Company or the Executive shall be communicated by a written “Notice of Termination” to the other party hereto given in accordance with Section 16 of this Agreement. In the event of a termination by the Company for Cause, the Notice of Termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) specify the date of termination, which date shall be the date of such notice. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

终止通知：本公司或高管的任何雇佣终止均应根据本协议第16条以书面“终止通知”的方式通知本协议的另一方。如果公司因原因终止合同，则终止通知应(i)指明本协议中所依赖的具体终止条款，(ii)合理详细地列出据称可作为终止高管聘用的依据的事实和情况，以及(iii)指明终止日期，该日期应为该通知发出的日期。高管或公司未能在终止通知中列出导致原因显示的任何事实或情况，不应放弃高管或公司在本协议项下的任何权利，也不排除高管或公司在执行高管或公司在本协议项下的权利时主张该事实或情况。

(g)	Resignation of Executive Officer. The termination of the Executive’s employment for any reason will constitute the Executive’s resignation from (i) any director, officer or employee position the Executive has with the Company or any of its Affiliates, and (ii) all fiduciary positions (including as a trustee) the Executive holds with respect to any employee benefit plans or trusts established by the Company. The Executive agrees that this Agreement shall serve as written notice of resignation in this circumstance, unless otherwise required by any plan or applicable law.

高管辞职：高管因任何原因终止聘用，即构成其辞去(i)高管在本公司或其任何关联公司所担任的任何董事、高级职员或雇员职务，以及(ii)高管就本公司设立的任何雇员福利计划或信托所担任的所有受托人职务(包括受托人)。高管同意，在此情况下，本协议应作为书面辞职通知，除非任何计划或适用法律另有规定。

8.	Non-Competition; Non-Solicitation

竞业禁止

a.	For the duration of the Employment Period and, unless the Company terminates the Executive’s employment without Cause, during the Severance Period (the “Non-compete Period”), the Executive shall not, directly or indirectly, except as specifically provided in the last sentence of Section 2(c) hereof, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend any credit to, or render services or advice to, any business, firm, corporation, partnership, association, joint venture or other entity that engages or conducts any business the same as or substantially similar to the Business or any other business engaged in or proposed to be engaged in or conducted by the Company and/or any of its Affiliates during the Employment Period, or then included in the future strategic plan of the Company and/or any of its Affiliates, anywhere within North America; provided, however, that the Executive may own less than 5% in the aggregate of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise), other than any such enterprise with which the Company competes or is currently engaged in a joint venture, if such securities are of a class listed on any national or regional securities exchange or have been registered under Section 12(b) or (g) of the Exchange Act.

在聘任期内，除非公司无故终止高管的聘用，否则在遣散期（“竞业禁止期”）内，除本协议第2.c.条最后一句明确规定的外，高管不得直接或间接从事或投资于、拥有、管理、经营、融资、控制或参与以下公司的所有权、管理、经营、融资或控制；或以任何方式与任何企业、商号、公司、合伙企业、协会、合资企业或其他实体产生关联，或向其提供任何信贷，或向其提供服务或建议，这些企业、商号、公司、合伙企业、协会、合资企业或其他实体从事或经营与本业务相同或大致类似的业务，或本公司和/或其任何关联公司在聘用期间从事或拟从事或经营的任何其他业务，或随后被纳入本公司和/或其任何关联公司的未来战略计划(在北美的任何地方)；然而，如果此类证券属于在任何国家或地区证券交易所上市或已根据《交易法》第12 (b)或(g)条注册的类别，则高管可拥有任何企业（但未以其他方式参与此类企业的活动）的任何类别证券的不到已发行股份总额5%的股份，但与公司竞争或目前正在合资企业的任何此类企业除外。

b.	During the Employment Period and for a period of [twelve (12) months] following termination of the Executive’s employment with the Company, the Executive shall not:

在聘期内以及在高管终止与公司的雇佣关系后的[十二(12)个月]内，高管不得:

(i)	solicit or hire, or attempt to recruit, persuade, solicit or hire, any employee, or independent contractor of, or consultant to, the Company, or its Affiliates, to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement; or

招揽、雇用、或试图招募、劝说、招揽或雇用本公司或其关联公司的任何员工、独立承包商或顾问离开本公司或其关联公司的雇佣关系(或独立承包商关系)，无论该等员工或独立承包商是否是雇佣协议的一方;或

(ii)	attempt in any manner to solicit or accept from any customer or client of the Company or any of its Affiliates, with whom the Company or any of its Affiliates had significant contact during the term of this Agreement, business of the kind or competitive with the business done by the Company or any of its Affiliates with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with the Company or any of its Affiliates or if any such customer elects to move its business to a person other than the Company or any of its Affiliates, provide any services (of the kind or competitive with the Business of the Company or any of its Affiliates) for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person.

试图以任何方式向本公司或其任何关联公司的任何客户或客户(本公司或其任何关联公司在本协议期间与之有重大联系)招揽或接受，商业的或竞争的业务由公司或任何其附属公司与客户或说服或试图说服任何此类客户停止做生意或减少业务这类客户通常做或合理预期与公司或任何其附属公司或如果任何此类客户选择移动业务的人以外的其他公司或任何其附属公司,代表该等人为该等客户提供任何(属于或与本公司或其任何关联公司的业务相竞争的)服务，或与该等客户就任何该等服务进行任何讨论。

c.	The Executive recognizes and agrees that because a violation by the Executive of his obligations under this Section will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond. The Non-compete Period will be extended by the duration of any violation by the Executive of any of his obligations under this Section.

高管认识到并同意，由于高管违反其在本条项下的义务，将对公司造成难以量化且金钱损害不足以弥补的不可弥补的损害，公司应有权获得禁令救济，以防止或限制任何此类违反行为，而无需缴纳保证金。竞业禁止期将随高管违反其在本节项下的任何义务的持续时间而延长。

d.	The Executive expressly agrees that the character, duration and scope of the covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of the covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of the Executive, on the one hand, and the Company, on the other, that the covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of the Executive which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of the covenant not to compete.

高管明确同意，根据本协议签署之日存在的情况，竞业禁止契约的性质、期限和范围是合理的。然而，如果有管辖权的法院在以后作出决定，认为竞业禁止契约的性质、期限或地域范围根据当时存在的情况是不合理的，那么高管一方和公司一方的意图是，竞业禁止契约应由法院解释为只对高管的行为施加限制，而这些限制在当时的情况下是合理的，并且是确保公司从不竞争契约中获得预期利益所必需的

9.	Inventions and Patents

发明和专利

The Executive acknowledges that all inventions, innovations, improvements, know-how, plans, development, methods, designs, analyses, specifications, software, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) which related to any of the Company’s actual or proposed business activities and which are created, designed or conceived, developed or made by the Executive during the Executive’s past or future employment by the Company or any Affiliates, or any predecessor thereof (“Work Product”), belong to the Company, or its Affiliates, as applicable. Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” and ownership of all right title and interest shall rest in the Company. The Executive hereby irrevocably assigns, transfers and conveys, to the full extent permitted by law, all right, title and interest in the Work Product, on a worldwide basis, to the Company to the extent ownership of any such rights does not automatically vest in the Company under applicable law. The Executive will promptly disclose any such Work Product to the Company and perform all actions requested by the Company (whether during or after employment) to establish and confirm ownership of such Work Product by the Company (including, without limitation, assignments, consents, powers of attorney and other instruments).

与本公司任何实际或拟议的业务活动有关的改进、专有技术、计划、开发、方法、设计、分析、规格、软件、图纸、报告以及所有类似或相关信息(无论是否可申请专利或简化为实践)，以及在高管过去或未来受雇于本公司或任何关联公司或其前身期间由高管创造、设计、构思、开发或制作的(下称“工作产品”)，属于本公司或其关联公司(视情况而定)。在工作成果定义范围内的任何有版权的作品均应被视为“雇佣作品”，所有权利、所有权和利益的所有权属于公司。在法律允许的范围内，高管在此不可撤销地将工作成果的所有权利、所有权和利益在全球范围内转让、转让和转让给本公司，但任何此类权利的所有权在适用法律下不自动归属于本公司。高管将立即向公司披露任何该等工作成果，并执行公司要求的所有行动(无论是在受雇期间还是受雇后)，以确立和确认公司对该等工作成果的所有权(包括但不限于转让、同意、授权书和其他文书)。

10.	Confidentiality

保密

a.	The Executive understands that the Company and/or its Affiliates, from time to time, may impart to the Executive confidential information, whether such information is written, oral, electronic or graphic.

高管明白，本公司和/或其关联公司可不时向高管传递机密信息，无论该等信息是书面、口头、电子或图形形式。

b.	For purposes of this Agreement, “Confidential Information” means information, which is used in the business of the Company or its Affiliates and (i) is proprietary to, about or created by the Company or its Affiliates, (ii) gives the Company or its Affiliates some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company or its Affiliates, (iii) is designated as Confidential Information by the Company or its Affiliates, is known by the Executive to be considered confidential by the Company or its Affiliates, or from all the relevant circumstances should reasonably be assumed by the Executive to be confidential and proprietary to the Company or its Affiliates, or (iv) is not generally known by non-Company personnel. Such Confidential Information includes, without limitation, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

就本协议而言，“机密信息”系指在本公司或其关联公司的业务中使用的信息，并且(i)本公司或其关联公司专有的、关于本公司或其关联公司的或由本公司或其关联公司创建的信息，(ii)使本公司或其关联公司获得某些竞争性商业优势或获得该优势的机会，或披露该优势可能损害本公司或其关联公司的利益的信息，(iii)被本公司或其关联公司指定为机密信息，被高管知道并被本公司或其关联公司视为机密信息，或从所有相关情况来看，高管应合理地认为是对本公司或其关联公司的机密和专有信息，或(iv)非本公司人员通常不知道的信息。该等保密信息包括但不限于以下类型的信息以及其他类似性质的信息(无论是否简化为书面形式或指定为保密信息)：

(i)	internal personnel and financial information of the Company or its Affiliates, vendor information (including vendor characteristics, services, prices, lists and agreements), purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting the business of the Company or its Affiliates;

公司或其关联公司的内部人事和财务信息、供应商信息(包括供应商特征、服务、价格、清单和协议)、采购和内部成本信息、内部服务和操作手册，以及公司或其关联公司开展业务的方式和方法；

(ii)	marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, bidding, quoting procedures, marketing techniques, forecasts and forecast assumptions and volumes, and future plans and potential strategies (including, without limitation, all information relating to any oil and gas prospect and the identity of any key contact within the organization of any acquisition prospect) of the Company or its Affiliates which have been or are being discussed;

公司或其关联公司已经或正在讨论的营销和开发计划、价格和成本数据、价格和费用数额、定价和账单政策、招标、报价程序、营销技术、预测和预测假设和数量，以及未来计划和潜在战略(包括但不限于与任何石油和天然气前景有关的所有信息以及任何收购前景组织内任何关键联系人的身份)；

(iii)	names of customers and their representatives, contracts (including their contents and parties), customer services, and the type, quantity, specifications and content of products and services purchased, leased, licensed or received by customers of the Company or its Affiliates; and

客户及其代表的姓名、合同(包括合同内容和当事人)、客户服务，以及本公司或其关联公司的客户购买、租赁、许可或接收的产品和服务的类型、数量、规格和内容；及

(iv)	confidential and proprietary information provided to the Company or its Affiliates by any actual or potential customer, government agency or other third party (including businesses, consultants and other entities and individuals).

任何实际或潜在客户、政府机构或其他第三方(包括企业、顾问和其他实体和个人)向本公司或其关联公司提供的保密和专有信息。

The Executive hereby acknowledges the Company’s exclusive ownership of such Confidential Information.

高管在此承认公司对该等机密信息的独家所有权。

c.	The Executive agrees as follows: (i) only to use the Confidential Information to provide services to the Company and its Affiliates; (ii) only to communicate the Confidential Information to fellow employees, agents and representatives on a need-to-know basis; and (iii) not to otherwise disclose or use any Confidential Information, except as may be required by law or otherwise authorized by the Board. Upon demand by the Company or upon termination of the Executive’s employment, the Executive will deliver to the Company all manuals, photographs, recordings and any other instrument or device by which, through which or on which Confidential Information has been recorded and/or preserved, which are in the Executive’s possession, custody or control.

高管同意：(i)仅使用保密信息向公司及其关联公司提供服务；(ii)仅在需要知道的情况下，将机密信息传达给其他员工、代理和代表；(iii)不得以其他方式披露或使用任何保密信息，法律可能要求或董事会另行授权的除外。应公司要求或在高管的雇佣终止时，高管将向公司交付高管拥有、保管或控制的所有记录和/或保存机密信息的手册、照片、录音和任何其他工具或装置。

11.	Executive’s Representation

高管声明

The Executive hereby represents that the Executive’s entry into this Agreement and performance of the services hereunder will not violate the terms or conditions of any other agreement to which the Executive is a party.

高管在此声明，高管签署本协议和履行本协议项下的服务不会违反高管作为一方的任何其他协议的条款或条件。

12.	Governing Law/Jurisdiction

适用法律和管辖

This Agreement and any disputes or controversies arising hereunder shall be construed and enforced in accordance with and governed by the internal laws of the People’s Republic of China. Each of the parties irrevocably consents to the jurisdiction and venue of the courts located in Hainan Province of the People's Republic of China.

本协议及本协议项下产生的任何争议均应根据中华人民共和国的国内法律进行解释和执行并受其管辖。本协议双方均不可撤销地同意提交位于中华人民共和国海南省有管辖权的人民法院提起诉讼解决争议。

13.	Public Company Obligations; Indemnification

上市公司义务；赔偿

a.	Executive acknowledges that the Company is a publicly reporting company whose ordinary shares are registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and whose ordinary shares are registered under the Exchange Act, and that, as a publicly reporting company, this Agreement will be subject to the public filing requirements of the Exchange Act. In addition, both parties acknowledge that the Executive’s compensation and perquisites (each as determined by the rules of SEC or any other regulatory body or exchange having jurisdiction) (which may include benefits or regular or occasional aid/assistance, such as recreation, club memberships, meals, education for his family, vehicle, lodging or clothing, occasional bonuses or anything else he receives, during the Employment Period and any renewals thereof, in cash or in kind) paid or payable or received or receivable under this Agreement or otherwise, and his transactions and other dealings with the Company, may be required to be publicly disclosed.

高管承认，本公司是一家公开报告的公司，其普通股是根据经修订的《1933年美国证券法》(“证券法”)注册的，其普通股是根据《交易法》注册的，并且，作为一家公开报告的公司，本协议将遵守《交易法》的公开备案要求。此外，双方承认，高管的薪酬和额外津贴(各由SEC或任何其他具有管辖权的监管机构或交易所的规则确定)(其中可能包括福利或定期或偶尔的援助/协助，如娱乐、俱乐部会员资格、餐饮、家庭教育、车辆、住宿或服装、偶尔奖金或他收到的任何其他东西(在雇佣期和任何续约)(以现金或实物))，根据本协议或其他方式支付的、应付的、收到的或应收的，以及他与公司的交易和其他交易，都可能被要求公开披露。

b.	Executive acknowledges and agrees that the applicable insider trading rules, transaction reporting rules, limitations on disclosure of non-public information and other requirements set forth in the Securities Act, the Exchange Act and rules and regulations promulgated by the SEC may apply to this Agreement and Executive’s employment with the Company.

高管承认并同意，适用的内幕交易规则、交易报告规则、对非公开信息披露的限制以及《证券法》、《交易法》和美国证券交易委员会颁布的规章制度中规定的其他要求，可适用于本协议以及高管在公司的聘用。

c.	Executive (on behalf of himself, as well as the Executive’s executors, heirs, administrators and assigns) absolutely and unconditionally agrees to indemnify and hold harmless the Company and all of its past, present and future affiliates, executors, heirs, administrators, shareholders, employees, officers, directors, attorneys, accountants, agents, representatives, predecessors, successors and assigns from any and all claims, debts, demands, accounts, judgments, causes of action, equitable relief, damages, costs, charges, complaints, obligations, controversies, actions, suits, proceedings, expenses, responsibilities and liabilities of every kind and character whatsoever (including, but not limited to, reasonable attorneys’ fees and costs) in the event of Executive’s breach of any obligation of Executive under the Securities Act, the Exchange Act, any rules promulgated by the SEC and any other applicable federal, state or foreign laws, rules, regulations or orders.

如果高管违反《证券法》、《交易法》、SEC颁布的任何规则以及任何其他适用的联邦、州或外国法律、规则、法规或命令所规定的高管的任何义务，高管(代表他本人以及高管的遗嘱执行人、继承人、遗产管理人和受让人)绝对和无条件地同意赔偿公司及其所有过去、现在和未来的关联公司、遗嘱执行人、继承人、遗产管理人、股东、员工、管理人员、董事、律师、会计师、代理人、代表、前任、继承人和受让人的任何及所有索赔、债务、要求、账目、判决、诉因、衡平法救济、损害赔偿、成本、收费、投诉、义务、争议、诉讼、费用、责任和义务(包括但不限于合理的律师费和费用)。

14.	Entire Agreement.

完整协议

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes and cancels any and all previous agreements, both written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

本协议构成本协议双方就本协议及其标的事项达成的完整协议，并取代和取消双方之前就本协议标的事项达成的任何和所有书面和口头协议。本协议不得变更、变更、修改或修订，除非经本协议双方签署书面协议。

15.	Notices

通知

All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been given when delivered to the party to whom addressed or when sent by telecopy (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

所有通知、请求、要求和本协议项下要求或预期的其他通信均应采用书面形式，并在送达收件人一方时视为已送达，或在通过传真(如果通过挂号信或挂号信及时确认，要求回执，预付款项并注明地址)发送至以下地址的各方、其权益继承人或受让人时，视为已送达；或在双方以上述方式书面通知指定的其他地址：

a. to the Company at:

Hainan Auchuang New Energy Development Co., Ltd

No. 63-1, Nanhai Avenue, Longhua District

Haikou, Hainan Province, People’s Republic of China

Attn: [*]

Email: [*]

Tel: [*]

致公司：

海南奥创新能源发展有限公司

中国海南省海口市龙华区南海大道63号-1

联系人：[*]

电子邮箱：[*]

联系电话：[*]

b. to the Executive: as set forth on Schedule A hereto

致高管：如本协议附表A所列

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Either party may, by notice given to the other party in accordance with this Section, designate another address or person for receipt of notices hereunder.

所有这些通知、要求和其他通信：(i)如果亲自送到本节规定的地址，则视为在交付时送达；(ii)如果通过传真发送到本节规定的传真号码，则视为在传真确认后送达；(iii)如果以上述方式邮寄到本节规定的地址，则视为在邮寄后第三个工作日或签收后(以较早者为准)送达；且(iv)如果通过隔夜快递送达本节规定的地址，则视为在该隔夜快递发送之日后的第一个工作日或签收时(在每种情况下，无论根据本节将向其交付此类通知副本的任何其他人是否收到此类通知、请求或其他通信，以较早者为准)。任何一方均可根据本节向另一方发出通知，指定另一地址或人员接收本协议项下通知。

16.	Severability

可分割性

If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

如果本协议的任何条款或规定，或其对任何人的适用，或在任何情况下，在任何程度上无效或不可执行，则本协议的其余部分，或此类条款对个人的适用，或在无效或不可执行的情况以外的情况下，应被视为可分割的，不应受其影响，本协议的每个条款均应在法律允许的最大范围内有效和可执行。在法律允许的范围内，无效或不可执行的条款应被视为经过修改，并给予实现本协议经济意图的解释。

17.	Waiver

豁免

The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

任何一方未能在任何一次或多次情况下坚持严格履行本协议的任何条款和条件，或未能行使本协议授予的任何权利或特权，不应被解释为放弃该等条款、条件、权利或特权，但该等条款、条件、权利或特权将继续充分有效。任何一方对另一方违反、违反或违约本协议任何条款的任何弃权不得被解释为或构成对该等条款的继续弃权，或对本协议任何其他条款的任何其他违反、违反或违约行为的弃权。

18.	Successors and Assigns

继任者和受让人

This Agreement shall be binding upon the Company and any successors and assigns of the Company. Neither this Agreement nor any right or obligation hereunder may be assigned by the Executive. The Company may assign this Agreement and its right and obligations hereunder, in whole or in part.

本协议对公司及公司的任何继承人和受让人具有约束力。高管不得转让本协议或本协议项下的任何权利或义务。公司可以全部或部分转让本协议及其在本协议项下的权利和义务。

19.	Counterparts

组成部分

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Additionally, a facsimile counterpart of this Agreement shall have the same effect as an originally executed counterpart.

本协议可签署多份副本，每一份副本均应被视为原件，所有副本共同构成同一份文件。此外，本协议的传真件应与原始签署的传真件具有同等效力。

20.	Headings

标题

Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

本协议中的标题仅供参考之用，不应被视为具有任何实质性效力。

21.	Opportunity to Seek Advice

寻求建议的机会

The Executive acknowledges and confirms that he has had the opportunity to seek such legal, financial and other advice and representation as he has deemed appropriate in connection with this Agreement, that the Executive is fully aware of its legal effect, and that Executive has entered into it freely based on the Executive’s judgment and not on any representations or promises other than those contained in this Agreement.

高管承认并确认，他已有机会就本协议寻求他认为适当的法律、财务和其他方面的建议和代表，高管完全了解本协议的法律效力，高管是根据高管的判断自由签订本协议的，而非基于本协议所载以外的任何陈述或承诺。

22.	Withholding and Payroll Practices

预提和工资发放

All salary, severance payments, bonuses or benefits payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law and shall be paid in the ordinary course pursuant to the Company’s then existing payroll practices.

预提和工资发放实务。公司在本协议项下支付的所有工资、遣散费、奖金或福利应扣除适用法律要求公司扣缴的任何税款或其他金额，并应按照公司当时现有的工资发放惯例在正常过程中支付。

23.	English Prevails

英文版本优先

Should there be any inconsistency or conflict between the English and Chinese versions of this Agreement, the English version shall prevail.

如果本协议的中英文版本有任何不一致或冲突，以英文版本为准

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

兹证，本协议双方已于本协议文首所列之日期签署本协议。

AoChuang Holdings, Inc. (奥创控股有限公司)

By:
Name:	[*]
Title:	[*]

[Name of Executive]

EMPLOYMENT AGREEMENT – Signature Page

AoChuang Holdings, Inc.

Schedule A

附表A

1.	Employment Period: [One (1) year]

聘任期：[一(1)年]

2.	Employment

聘任信息

a.	Title: [*]

职位：[*]Executive Duties: In his capacity as [*], the Executive shall perform such services, consistent with his office, as from time to time shall be assigned to him by the Board of Directors of the Company, devoting such time and effort to [*], and perform all of the functions of the offices held by him, as directed by the Board of Directors from time-to-time.

高管职责：以[*]的身份，高管应履行公司董事会不时分配给他的与其职务相一致的服务，投入时间和精力[*]，并根据董事会不时的指示，履行他所担任职务的所有职能。

3.	Base Salary: [*]

基本工资：[*]

5.	Severance Period: [*]

遣散期：[*]

6.	Executive Contact Information:

高管联系信息：

Name: [*]

Email: [*]

Tel: [*]

Address: [*]

姓名：[*]

电子邮箱：[*]

电话：[*]

住所地：[*]

. EMPLOYMENT AGREEMENT – Schedule A

AoChuang Holdings, Inc.